UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7577 W. 103rd Ave. Suite 212, Westminster, CO	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 439-2085

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02  GENETHERA ACQUISITION OF APPLIED GENETICS

On January 3, 2012, the Shareholders of Applied Genetics met in Monterrey, Mexico and unanimously approved GeneThera offer to acquire the majority of the Class A Shares of Applied Genetics. GeneThera, Inc. acquired an additional 40% of Applied Genetics shares in addition to the 50% Shares already owned by the Company. Moreover, Applied Genetics Shareholders approved the sale of 10% of the Class A Shares to Dr. Felipe Villanueva Zavala. Upon closing of the transaction, GeneThera ownership of Applied Genetics is equal to 90% of the total Class A Outstanding Shares.

Item  9.01 EXHIBITS

          Exhibit Number

Description

a.

Shareholders Meeting and Resolution for GeneThera to Acquire another

       40% of Applied Genetics;

b.

Press Release dated January 25, 2012 announcing GeneThera Acquires Applied

Genetics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc.

a Nevada  Corporation

By:/s/ Antonio Milici

Antonio Milici, Chief Executive Officer

Date: January 25, 2012